Exhibit 5.1
One Atlantic Center
1201 West Peachtree Street
Atlanta, GA 30309-3424
404-881-7000 | Fax: 404-881-7777

November 2, 2022

Origin Bancorp, Inc. 500 South Service Road East Ruston, Louisiana 71270

Re:	Origin Bancorp, Inc.– Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to Origin Bancorp, Inc., a Louisiana corporation (the “Company”), in connection with its filing on the date hereof of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).
This opinion letter is being furnished pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K under the Securities Act.
The Registration Statement registers an indeterminate amount of: (i) shares of Common Stock, par value $5.00 per share, of the Company (the “Common Stock”); (ii) shares of Preferred Stock, no par value, of the Company (the “Preferred Stock”); (iii) depositary shares to purchase a fractional share or multiple shares of Preferred Stock (the “Depositary Shares”), which may be issued under one or more depositary agreements (each a “Depositary Agreement”) to be entered into between the Company and the depositary agent to be named therein (the “Depositary Agent”); (iv) warrants to purchase Debt Securities, Common Stock, Preferred Stock, or any combination of these securities (the “Warrants”); (v) senior debt securities and subordinated debt securities (collectively, the “Debt Securities”), which may be issued pursuant to a senior debt indenture (the “Senior Debt Indenture”) between the Company and U.S. Bank, National Association, as trustee (the “Senior Debt Trustee”), and a subordinated debt indenture (the “Subordinated Debt Indenture,” and together with the Senior Debt Indenture, the “Indentures”) between the Company and U.S. Bank, National Association, as trustee (the “Subordinated Debt Trustee” and together with the Senior Debt Trustee, the “Trustees”); (vi) purchase contracts (the “Purchase Contracts”) that will entitle the holder thereof to purchase or sell Common Stock, Preferred Stock or Debt Securities at a specified purchase price or determined by reference to a specific formula at a future date, and which may be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) to be entered into between the Company and the purchase contract agent to be named therein (the “Purchase Contract Agent”); (vii) purchase units, consisting of Purchase Contracts and any combination of Common Stock, Preferred Stock, or other Securities (as defined below) securing the holder’s obligation to purchase the securities under the Purchase Contract (the “Purchase Units”); (viii) rights to subscribe for and to purchase Common Stock, Preferred Stock or Debt Securities (the “Subscription Rights”); and (ix) units consisting of one or more Debt Securities, Preferred Stock, Common Stock, Depositary Shares, Warrants and Purchase Contracts, Purchase Units, Subscription Rights, or any combination thereof (the “Units”), to be issued under one or more unit agreements (a “Unit Agreement”) to be entered into among the Company, a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units. The Common Stock, Preferred Stock, Depositary Shares, Warrants, Debt Securities, Purchase Contracts, Purchase Units, Subscription Rights, and the Units are collectively referred to herein as the “Securities”.
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November 2, 2022

    In rendering the opinions expressed herein, and except as hereinafter limited, we have examined the Restated Articles of Incorporation of the Company; the Restated Bylaws of the Company; the Registration Statement; and records of the proceedings of the Board of Directors of the Company as we deemed necessary for purposes of expressing the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents, and the conformity to original documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies.
As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents, and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinions hereinafter set forth.
This opinion letter is limited in all respects to the laws of the State of Louisiana and the State of New York, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein; provided, however, that opinion (5) below is limited to the laws of the State of New York that, in our professional judgment, are normally applicable to transactions of the type contemplated by the Indentures, and, with respect to opinion (5) below, we do not express any opinion herein concerning any other laws. This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.
Based upon the foregoing, and subject to the limitations, qualifications, exceptions, and assumptions set forth herein, it is our opinion that:
(1)Any shares of Common Stock, when (a) the underwriting or similar agreement has been duly authorized, executed and delivered by the parties thereto, (b) the Board of Directors of the Company or a duly authorized committee thereof and the appropriate officers of the Company have taken all necessary action to approve the issuance of the Common Stock, and (c) the shares of Common Stock have been delivered to and paid for by the purchasers thereof, will be duly authorized and validly issued, fully paid, and nonassessable shares of Common Stock;
(2)Any shares of Preferred Stock, when (a) the underwriting or similar agreement has been duly authorized, executed, and delivered by the parties thereto, (b) the Board of Directors of the Company or a duly authorized committee thereof and the appropriate officers of the Company have taken all necessary action to approve the issuance of the Preferred Stock, and (c) the shares of Preferred Stock have been delivered to and paid for by the purchasers thereof, will be duly authorized, validly issued, fully paid, and nonassessable;
(3)Any Depositary Shares, when (a) the Depositary Agreement has been duly authorized, executed, and delivered by the parties thereto, (b) the Board of Directors of the Company or a duly authorized committee thereof and the appropriate officers of the Company have taken all necessary corporate action to approve and establish the terms of the Depositary Shares and to authorize and approve the issuance thereof, and (c) the Depositary Shares have been issued and delivered to and paid for by the purchasers thereof, will be validly issued and will represent a fractional interest in, or multiple shares of, validly issued, fully paid, and non-assessable Preferred Stock;
(4)Any Warrants, when (a) the warrant agreement has been duly authorized, executed, and delivered by the parties thereto, (b) the Board of Directors of the Company or a duly authorized committee thereof and the appropriate officers of the Company have taken all necessary corporate action to approve and establish the terms of the Warrants and to authorize and approve the issuance thereof, and (c) the Warrants have been delivered to and paid for by

November 2, 2022

the purchasers thereof, will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity;
(5)Any Debt Securities, assuming the Indenture has been duly authorized, executed and delivered by the Trustee and the Company, and when (a) the Board of Directors of the Company or a duly authorized committee thereof and the appropriate officers of the Company have taken all necessary corporate action to approve and establish the terms of the Debt Securities and to authorize and approve the issuance thereof, (b) any supplemental indenture, officers’ certificate, or board resolution in respect of the issuance of any Debt Securities has been duly authorized, executed and delivered by the Trustee and the Company, (c) the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the Indenture and any supplemental indenture, officers’ certificate, or board resolution to be entered into or adopted in connection with the issuance of such Debt Securities, and (d) such Debt Securities have been duly authorized, executed, authenticated, issued, and delivered in accordance with the Indenture and any supplemental indenture, officers’ certificate or board resolution to be entered into or adopted in connection with the issuance of such Debt Securities and the applicable underwriting or other agreement against payment therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity;
(6)Any Purchase Contracts or Purchase Units, when (a) the Board of Directors of the Company or a duly authorized committee thereof and the appropriate officers of the Company have taken all necessary corporate action to approve and establish the terms of the Purchase Contracts or Purchase Units and to authorize and approve the issuance thereof, (b) the Purchase Contract Agreement or Purchase Unit Agreement to be entered into in connection with the issuance of any Purchase Contracts or Purchase Units, as applicable, has been duly authorized, executed, and delivered by the Purchase Contract Agent and the Company, (c) the specific terms of the Purchase Contracts or Purchase Units have been duly authorized and established in accordance with the Purchase Contract Agreement or Purchase Unit Agreement, as applicable, and (d) such Purchase Contracts or Purchase Units have been duly authorized, executed, issued, and delivered in accordance with the Purchase Contract Agreement or Purchase Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Purchase Contracts or Purchase Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity;
(7)Any Subscription Rights, when (a) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of the Subscription Rights and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (b) the Subscription Rights have been duly executed and delivered by the Company, and (c) certificates or other instruments or documents, if any, evidencing the Subscription Rights have been duly executed, countersigned, registered and delivered in accordance with the applicable Subscription Rights agreement or Subscription Rights certificate approved by the Board of Directors of the Company upon payment of the consideration therefor provided for

November 2, 2022

therein, will constitute valid and legally binding obligations of the Company entitled to the benefits of the agreement under which they were issued, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity; and
(8)Any Units, when (a) the Board of Directors of the Company or a duly authorized committee thereof and the appropriate officers of the Company have taken all necessary corporate action to approve and establish the terms of the Purchase Contracts and to authorize and approve the issuance thereof, (b) the Unit Agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered by the Unit Agent and the Company, (c) the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement, and (d) such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.
This opinion letter is delivered as of the date hereof, and we make no undertaking and expressly disclaim any duty to supplement or update this opinion letter, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect the opinions and other statements expressed herein. This opinion letter is being rendered solely for the benefit of the Company in connection with the matters addressed herein and is not to be used, circulated, quoted or otherwise referred to or relied upon by any other person or for any other purpose without my prior express written consent.
We consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder

Alston & Bird LLP

By: /s/ Mark Kanaly
A Partner